UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 18, 2024
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2024, the shareholders of MetLife, Inc. (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the MetLife, Inc. 2025 Stock and Incentive Compensation Plan (the “Stock Plan”), which will become effective on January 1, 2025. The Stock Plan provides the Company with the means for granting various types of equity-based compensation to selected employees, including executive officers, of the Company and its affiliates, as well as non-management directors of the Company. The Stock Plan is described in greater detail under Proposal 4 in the Company's definitive proxy statement for the 2024 annual meeting of shareholders, filed with the U.S. Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”). The foregoing description of the Stock Plan is a summary, is not complete and is qualified in its entirety by reference to the complete text of the Stock Plan, which is included in Appendix C to the Proxy Statement and is incorporated herein by reference.
Also on June 18, 2024, the Board, following endorsement by the Compensation Committee of the Board (the “Committee”), approved the MetLife Annual Variable Incentive Plan (the “AVIP”) with respect to performance periods beginning on or after January 1, 2025. The AVIP will provide selected employees of the Company and its affiliates, including the Company’s executive officers, with the opportunity to earn annual cash incentive awards based on criteria established by the Committee or its delegates from time to time. The foregoing description of the AVIP is a summary, is not complete and is qualified in its entirety by reference to the complete text of the AVIP, which is attached as an exhibit and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s annual meeting of common shareholders on June 18, 2024, the shareholders:
•elected thirteen Directors, each for a term expiring at the Company’s 2025 annual meeting of shareholders;
•ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2024;
•approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement;
•approved the Stock Plan; and
•did not approve a shareholder proposal requesting a third-party racial equity audit.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Cheryl W. Grisé	575,642,239	27,761,486	1,348,455	43,991,947
Carlos M. Gutierrez	600,558,156	3,667,970	526,054	43,991,947
Carla A. Harris	584,162,936	20,059,400	529,844	43,991,947
Laura J. Hay	603,432,797	806,629	512,754	43,991,947
David L. Herzog	598,268,481	5,950,229	533,470	43,991,947
R. Glenn Hubbard, Ph.D.	575,572,066	28,659,272	520,842	43,991,947
Jeh C. Johnson	595,357,010	8,800,676	594,494	43,991,947
Edward J. Kelly, III	599,123,779	5,065,545	562,856	43,991,947
William E. Kennard	600,630,503	3,554,936	566,741	43,991,947
Michel A. Khalaf	601,710,157	2,478,207	563,816	43,991,947
Diana L. McKenzie	599,537,011	4,662,203	552,966	43,991,947
Denise M. Morrison	589,503,721	14,697,099	551,360	43,991,947
Mark A. Weinberger	588,208,596	15,993,650	549,934	43,991,947

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2024	615,941,976	32,282,137	520,014	N/A
Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	571,750,944	31,640,168	1,361,068	43,991,947
MetLife, Inc. 2025 Stock and Incentive Compensation Plan	582,251,541	21,677,385	823,254	43,991,947
Shareholder proposal requesting a third-party racial equity audit	99,437,619	501,548,093	3,766,468	43,991,947

Item 9.01 Financial Statements and Exhibits.

10.1	MetLife, Inc. 2025 Stock and Incentive Compensation Plan, effective January 1, 2025, incorporated by reference to Appendix C of MetLife, Inc.’s Proxy Statement filed on April 26, 2024
10.2	MetLife Annual Variable Incentive Plan, effective January 1, 2025
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary
Date: June 24, 2024
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